Second Quarter 2020 July 28, 2020 Please remember this information is confidential.

Forward-Looking Statements This presentation contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning Shutterstock, Inc.’s (the “Company’s”) current expectations. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward- looking statements represent our management’s beliefs and assumptions only as of the date made, and readers are cautioned not to place undue reliance on such statements. You should read our public filings with the Securities and Exchange Commission, including the Risk Factors set forth therein, for additional information regarding factors that may cause actual results to materially differ. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. 2

Non-GAAP Financial Measures To supplement our consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock's management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin, billings (including by distribution channel) and free cash flow. We define adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity- based compensation, foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense and income taxes; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; billings as revenue adjusted for the change in deferred revenue during the period; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, and with respect to the three months ended March 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock Technology, Inc. ("Flashstock"). These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Shutterstock's management believes that adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin, billings and free cash flow are useful to investors because these measures enable our investors to analyze our operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock's underlying operating performance; and revenue growth on a constant currency basis provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock's financial reporting. Shutterstock's management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions. Shutterstock's management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin, billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Reconciliations of the differences between adjusted EBITDA, adjusted net income, billings (including by distribution channel) and free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, is presented immediately following the "Liquidity and Capital Allocation" slide. 3

Second Quarter 2020 Financial Highlights Compared to Second Quarter 2019: • Revenue decreased 2% to $159.2 million. ▪ On a constant currency basis, revenue decreased 1%. • Net income increased $15.7 million to $19.0 million. • Adjusted EBITDA increased $11.9 million to $37.0 million. • Net income per diluted share increased by $0.44 to $0.53. • Adjusted net income per diluted share increased by $0.29 to $0.62. • Cash provided by operating activities of $29.5 million in 2020 compared to $27.0 million in 2019. • Free cash flow was $22.4 million in 2020 compared to $19.8 million in 2019. 4

Second Quarter 2020 Operating Highlights Compared to Second Quarter 2019: • Subscribers increased 29%, to 223,000. • Subscriber revenue increased 8% to $62.7 million. • Average revenue per customer increased 0.2% to $326. • Paid downloads decreased 6% to 44.0 million. • Image library expanded to approximately 340 million images, up 21%. • Footage library expanded to approximately 19 million footage clips, up 27%. • More than 1.4 million contributors made their images, footage clips and music tracks available on Shutterstock’s platform, compared to over 900,000 last year. • More than 1.9 million customers contributed to revenue over the past 12 months, flat from the 12 months ended June 30, 2019. 5

Liquidity and Capital Allocation Cash Flows: • Cash and cash equivalents of $311.2 million as of June 30, 2020, compared to $303.3 million as of December 31, 2019. • In the six months ended June 30, 2020: ◦ Cash provided by operations of $36.3 million. ◦ Free cash flow1 of $28.6 million in 2020, a decrease of 10% from 2019. Quarterly Cash Dividend: • We declared and paid cash dividends of $0.34 per common share, or $12.1 million during the six months ended June 30, 2020. • On July 20, 2020, the Board of Directors declared a dividend of $0.17 per share of outstanding common stock, payable on September 17, 2020 to stockholders of record at the close of business on September 3, 2020. ________________________________________________________ 1 - Free cash flow for the six months ended June 30, 2020 is presented excluding a nonrecurring payment of $7.8 million with respect to long-term incentives related to our 2017 acquisition of Flashstock. 6

Consolidated Quarterly Financial Results ($ in millions) Three Months Ended June 30, % Change 2020 2019 Inc. / (Dec.) Total Revenues $ 159.2 $ 161.7 (2) % Cost of revenue 63.8 68.5 (7) % Sales and marketing 35.6 44.5 (20) % Product development 12.5 13.6 (8) % General and administrative 24.8 32.1 (23) % Total operating expenses 136.7 158.7 (14) % Income from operations 22.5 3.1 634 % Other income, net 0.1 0.6 (74) % Income before income taxes 22.7 3.7 521 % Provision for Income Taxes 3.7 0.4 NM Net Income $ 19.0 $ 3.3 476 % Plus: Depreciation & Amortization 10.9 13.4 15 % Plus: Non-Cash Equity-Based Compensation 3.6 7.8 24 % Plus: Other Adjustments, net (1) (0.1) 0.3 NM Plus: Provision for Income Taxes 3.7 0.4 NM Adjusted EBITDA $ 37.0 $ 25.1 17 % Adjusted EBITDA Margin 23.3% 15.5% (1) Other adjustments, net includes foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense. Note: Totals may not sum exactly due to rounding. 7

Adjusted Net Income (in millions, except per share data) Three Months Ended June 30, 2020 2019 Net Income $ 19.0 $ 3.3 Add / (Less): Non-Cash Equity-Based Compensation 3.6 7.8 Acquisition-Related Intangible Amortization 0.5 2.4 Acquisition-Related Long-Term Incentives and Contingent Consideration — 0.9 Tax Effect of Adjustments1 (1.0) (2.6) Adjusted Net Income $ 22.2 $ 11.8 Diluted Shares Outstanding 35.9 35.5 Net Income Per Diluted Share $ 0.53 $ 0.09 Adjusted Net Income Per Diluted Share $ 0.62 $ 0.33 1 - Tax effect reflects the estimated impact of the adjustment on the provision for income taxes. Note: Totals may not sum exactly due to rounding. 8

Free Cash Flow ($ in millions) Three Months Ended June 30, 2020 2019 Net Cash From Operations $ 29.5 $ 27.0 Less: Capital Expenditures (6.2) (6.5) Less: Content Acquisitions (0.9) (0.7) Free Cash Flow $ 22.4 $ 19.8 Note: Totals may not sum exactly due to rounding. 9

Revenue and Billings by Sales Channel ($ in millions) 2020 2019 Q2 Q1 Q4 Q3 Q2 Q1 E-commerce Revenue $ 98.2 $ 99.7 $ 100.9 $ 96.2 $ 97.0 $ 98.1 Enterprise Revenue 61.1 61.5 65.5 62.8 64.7 65.2 Total Revenue $ 159.2 $ 161.3 $ 166.4 $ 159.1 $ 161.7 $ 163.3 Change in Total Deferred Revenue $ (0.7) $ (3.0) $ 4.4 $ 0.4 $ (0.2) $ (2.2) Total Billings $ 158.6 $ 158.2 $ 170.8 $ 159.5 $ 161.5 $ 161.1 Note: Totals may not sum exactly due to rounding. 10

Key Operating Metrics

	2020		2019			
	Q2	Q1	Q4	Q3	Q2	Q1
Subscribers (end of period, in thousands) [1]	223	209	194	184	173	161
Subscriber revenue (in millions) [2]	$ 62.7	$ 63.9	$ 60.5	$ 60.1	$ 57.9	$ 58.0
Average revenue per customer (trailing twelve months) [3]	$ 326	$ 329	$ 330	$ 327	$ 325	$ 323
Paid downloads (in millions) [4]	44.0	46.8	47.7	46.3	46.6	47.2
Revenue per download [5]	$ 3.61	$ 3.42	$ 3.44	$ 3.40	$ 3.44	$ 3.42
Content in our collection (end of period, in millions): [6]						
Images	340	330	314	297	280	260
Footage clips	19	18	17	16	15	14

(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the trailing twelve month period by customers. We define customers as total active, paying customers that contributed to total revenue over the trailing twelve month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content and downloads of content that are offered to customers for no charge, including our free image of the week.
(5) Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. We exclude content from this collection metric that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

11

shutterstock

Depreciation and Amortization Depreciation and amortization expense is included within the Statements of Operations, as follows: Three Months Ended Six Months Ended June ($ in millions) June 30, 30, 2020 2019 2020 2019 Cost of revenue $ 9.3 $ 9.8 $ 18.1 $ 19.5 General and administrative 1.5 3.6 3.3 5.8 Total depreciation and amortization 10.8 13.4 21.4 25.3 Note: Totals may not sum exactly due to rounding. 12

Please remember this information is confidential. © 2020 Shutterstock, Inc. All rights reserved.